EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

September 17, 2003

CHATEAU COMMUNITIES REACHES AGREEMENT IN

PRINCIPLE TO SETTLE STOCKHOLDER ACTIONS

GREENWOOD VILLAGE, Colorado, (September 17, 2003) – Chateau Communities, Inc. (the “Company”) announced today that it reached an agreement in principle to settle the stockholder actions brought in connection with the Company’s proposed acquisition by Hometown America, L.L.C. (“Hometown”) pursuant to a merger agreement entered into by the Company, Hometown, Hometown America Holdings, L.L.C., ROC Communities, Inc., and CP Limited Partnership on May 29, 2003. The actions were filed in the Circuit Court for Baltimore City, Maryland against the Company and members of its Board of Directors.

The merger agreement currently provides that the Company will pay to Hometown, in certain circumstances, a termination fee of $40 million as well as up to $15 million as reimbursement for Hometown’s out-of-pocket expenses incurred in connection with the proposed transactions. In connection with the proposed settlement, Hometown has agreed to unconditionally waive its right to receive any portion of the termination fee greater than $25 million otherwise payable to Hometown. Hometown would continue to be entitled to reimbursement of its expenses up to $15 million. Also in connection with this proposed settlement, the Company has agreed to provide certain additional disclosures to its stockholders, including certain information concerning the Company’s historical and projected financial results. Further details concerning the proposed settlement will be mailed to shareholders of the Company at a later date.

The agreement in principle, other than the waiver of $15 million of the termination fee, is subject to customary conditions including definitive documentation and court approval following notice to the stockholders of the Company and a hearing. A hearing will be scheduled at which the Court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the Court, will resolve all of the claims that were or could have been brought in the action being settled, including all claims relating to the merger agreement. The other terms of the merger agreement are not affected by the proposed settlement.

CAUTIONARY STATEMENT CONCERNING

FORWARD-LOOKING INFORMATION

This press release (including information incorporated by reference) contains certain forward-looking statements, including relating to the financial condition, results of operations, plans, objectives, future performance and businesses of the Company, as well as information relating to the merger, the merger agreement and the other transactions contemplated by the merger agreement, including, statements concerning the expected closing of the merger, the conduct of the business of the Company if the merger is not completed and tax consequences of the merger. These statements include statements regarding the intent, belief or current expectations of the Company and members of the Company’s management team, as well as the assumptions on which those statements are based. Words such as “believes,” “expects,” “anticipate,” “intends,” “plans,” “estimates” and variations of such words and similar words also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties; actual events and results may differ materially from those contemplated by the forward-looking statements.

We caution you not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements in this press release to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time. Such statements speak only as of the date that they are made.

The preferred units which may be obtained by unitholders of preferred units of the Company in connection with the merger will not be registered under the Securities Act of 1933 or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell and is not an offering or a solicitation of an offering in respect of such securities and should not be construed as an offering of any kind or the solicitation of an offer to buy in any state or jurisdiction to any person to whom it is unlawful to make such offer or solicitation.

The Company has filed a proxy statement and other relevant documents concerning its merger with a subsidiary of Hometown America, L.L.C. with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED IN THE FUTURE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. D.F. King & Co., Inc. was engaged as the Company’s proxy solicitor in connection with the solicitation of proxies from Company stockholders relating to the proposed transaction. Proxies may also be solicited on behalf of the Company by members of its board of directors and executive officers. Information about such persons can be found in the Company’s definitive proxy statement relating to its 2003 Annual Meeting of Stockholders, which is available without charge through the SEC’s Internet website at http://www.sec.gov or through the Company’s Internet website at http://www.chateaucomm.com.

Investors can obtain the proxy statement and other relevant documents, including the merger agreement relating to the proposed transaction, without charge through the SEC’s Internet website at http://www.sec.gov or through the Company’s Internet website at http://www.chateaucomm.com.

###

CONTACTS:

Chateau Communities, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Tamara D. Fischer	Matthew Sherman / Andrew Siegel
303/874-3334	212/355-4449